UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 30, 2005
Triple Crown Media, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51636	20-3012824

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

546 East Main Street, Lexington, Kentucky	40508

(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code)	(859) 226-4678
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01 Entry Into a Material Definitive Agreement
On November 30, 2005, the Board of Directors of Triple Crown Media, Inc. (“TCM”) and the Board of Directors of TCM’s sole stockholder, Gray Television, Inc. approved the Triple Crown Media, Inc. 2005 Long-Term Incentive Plan (the “Plan”), which provides for, among other things, the grant of incentive stock options and other stock-based awards to the eligible officers, key employees and non-employee directors of TCM. The total number of shares authorized for issuance for future awards under the Plan will be one million shares of the common stock of TCM, par value $0.001 per share, subject to adjustment in the event of any change in the outstanding shares of such stock by reason of a stock dividend, stock split, recapitalization, merger, consolidation or other similar changes generally affecting stockholders of TCM. As of the date of this report, no grants have been made under the Plan. A copy of the Plan is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits:

Exhibit No.	Description
Exhibit 10.1	Triple Crown Media, Inc. 2005 Long-Term Incentive Plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Triple Crown Media, Inc.
Date: December 2, 2005	By:	/s/ James C. Ryan
		Name:	James C. Ryan
		Title:	Chief Financial Officer